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            ACKNOWLEDGMENT OF RECEIPT OF RESTRICTED SHARES OF COMMON STOCK
                                          OF
                   TRUETRAKS, INCORPORATED, A DELAWARE CORPORATION

The parties to this acknowledgment understanding are Garry Oglesbee, President/CEO TrueTraks, Incorporated, and TrueTraks, Incorporated, ("TTI"), A Delaware Corporation.

Garry Oglesbee, Lilly Beter, Michael Chappue, Lonnie Eidson, Leonard Mitchell, Nelda Oglesbee, Dr. George Gavrell and Karl Benz are the present owners of all the issued and outstanding shares of common stock of TrueTraks, Incorporated.
It is contemplated that TrueTraks, Incorporated will make a stock offering pursuant to Regulation SB of the laws and regulations of the Securities and Exchange Commission ("Offering"), and Garry Oglesbee, Lilly Beter, Michael Chappue, Lonnie Eidson, Leonard Mitchell, Nelda Oglesbee, Dr. George Gavrell and Karl Benz hereby agrees that the shares of stock owned by him/her and the certificates evidencing such ownership ("the certificates") have not been registered under the Securities Act of 1933. He/She will not transfer Certificates unless:

    1. There is an effective registration covering the shares represented by the Certificate pursuant to the Securities Act of 1933 and all applicable State securities laws; or,

    2. It first receives a letter from an attorney, acceptable to the Board of Directors or it's agents of TrueTraks, Incorporated stating that in the opinion of such attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws; or,

    3. The transfer is made pursuant to Rule 144 under the Securities Act of 1933. Each acknowledges it's understanding that the rule prohibits a transfer for a period of one year beginning 90 days following the Offering, further limits the number of shares which can be transferred in any period of time and imposes other limitations and restrictions.

Dated this 29 day of  September , 1997.

TrueTraks, Incorporated
A Delaware Corporation


By: /s/ Garry Oglesbee                 By:  /s/ Lilly Beter
   --------------------------------       --------------------------------
    Garry Oglesbee                          Lilly Beter
Its: President, CEO, Shareholder       Its: Vice Chairperson, Shareholder
    -------------------------------        -------------------------------

By: /s/ Leonard Mitchell               By:  /s/ Lonnie Eidson
   --------------------------------       --------------------------------
    Leonard Mitchell                        Lonnie Eidson
Its: VP of Transp., COO, CFO,          Its: Director, Shareholder
    Shareholder                           --------------------------------
    -------------------------------
                                       By:  /s/ Dr. George Gavrell
By: /s/ Michael Chappue                   --------------------------------
    -------------------------------         Dr. George Gavrell
    Michael T. Chappue                 Its: Shareholder
Its: Director, Shareholder                 -------------------------------
     ------------------------------

By: /s/ Nelda Oglesbee
   --------------------------------
    Nelda Oglesbee
Its: Shareholder
    -------------------------------